EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

    The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and six months ended June 30, 2021. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, Inc.’s financial statements for the relevant periods.

	As of June 30, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,823,052	$1,291	$369	$1,824,712
Restricted cash and cash equivalents	17,695	1,507,207	—	1,524,902
U.S. Treasury securities, at fair value	—	—	—	—
Investments (includes performance allocations of $2,736,493 as of June 30, 2021)	8,143,646	413	(233,540)	7,910,519
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	805,736	—	805,736
Investments, at fair value	—	14,040,590	(380,959)	13,659,631
Other assets	—	169,900	(1,911)	167,989
Incentive fees receivable	13,802	—	—	13,802
Due from related parties	614,121	(3,321)	(184,873)	425,927
Deferred tax assets, net	3,259	—	231,859	235,118
Other assets	481,494	2,137	10,824	494,455
Lease assets	361,597	—	—	361,597
Goodwill	117,553	—	(595)	116,958
Total Assets	$11,576,219	$16,523,953	$(558,826)	$27,541,346

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$135,000	$3,149	$3,539	$141,688
Accrued compensation and benefits	169,554	—	—	169,554
Deferred revenue	74,946	—	—	74,946
Due to related parties	110,148	5,800	323,714	439,662
Profit sharing payable	1,521,906	—	—	1,521,906
Debt	3,154,289	—	—	3,154,289
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	8,226,118	(148,830)	8,077,288
Notes payable	—	2,601,543	(102,795)	2,498,748
Other liabilities	—	966,791	(54,352)	912,439
Due to related parties	—	32,393	(32,393)	—
Other liabilities	384,232	122,493	5,025	511,750
Lease liabilities	409,930	—	—	409,930
Total Liabilities	5,960,005	11,958,287	(6,092)	17,912,200
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	1,410,683	6,028	1,416,711
Stockholders’ Equity:
Apollo Global Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of June 30, 2021	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of June 30, 2021	289,815	—	—	289,815
Additional paid in capital	—	(57,334)	879,946	822,612
Retained earnings (accumulated deficit)	2,048,926	374,275	(1,432,403)	990,798
Accumulated other comprehensive income (loss)	(2,312)	6,075	(6,305)	(2,542)
Total Apollo Global Management, Inc. Stockholders’ Equity	2,600,827	323,016	(558,762)	2,365,081
Non-Controlling Interests in consolidated entities	6,154	2,831,967	—	2,838,121
Non-Controlling Interests in Apollo Operating Group	3,009,233	—	—	3,009,233
Total Stockholders’ Equity	5,616,214	3,154,983	(558,762)	8,212,435
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$11,576,219	$16,523,953	$(558,826)	$27,541,346
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended June 30, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other(1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$490,180	$—	$(20,088)	$470,092
Advisory and transaction fees, net	86,351	—	—	86,351
Investment income (loss):
Performance allocations	744,849	—	(9,710)	735,139
Principal investment income (loss)	80,481	—	(4,056)	76,425
Total investment income (loss)	825,330	—	(13,766)	811,564
Incentive fees	14,318	—	—	14,318
Total Revenues	1,416,179	—	(33,854)	1,382,325

Expenses:
Compensation and benefits:
Salary, bonus and benefits	181,299	—	—	181,299
Equity-based compensation	52,998	—	—	52,998
Profit sharing expense	361,247	—	—	361,247
Total compensation and benefits	595,544	—	—	595,544
Interest expense	34,806	1	7	34,814
General, administrative and other	112,626	3,209	3	115,838
Placement fees	591	—	—	591
Total Expenses	743,567	3,210	10	746,787

Other Income:
Net gains (losses) from investment activities	913,752	109	(467)	913,394
Net gains from investment activities of consolidated variable interest entities	—	135,950	9,453	145,403
Interest income (loss)	863	88	(306)	645
Other income (loss), net	1,695	(100)	2,936	4,531
Total Other Income	916,310	136,047	11,616	1,063,973
Income (loss) before income tax provision	1,588,922	132,837	(22,248)	1,699,511
Income tax provision	(7,727)	—	(186,324)	(194,051)
Net Income (Loss)	1,581,195	132,837	(208,572)	1,505,460
Net income attributable to Non-controlling Interests	(732,773)	(114,960)	—	(847,733)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	848,422	17,877	(208,572)	657,727
Series A Preferred Stock Dividends	(4,383)	—	—	(4,383)
Series B Preferred Stock Dividends	(4,781)	—	—	(4,781)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$839,258	$17,877	$(208,572)	$648,563
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Six Months Ended June 30, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$965,360	$—	$(38,083)	$927,277
Advisory and transaction fees, net	145,458	—	(2,759)	142,699
Investment income (loss):
Performance allocations	2,150,439	—	(19,953)	2,130,486
Principal investment income (loss)	474,547	—	(16,156)	458,391
Total investment income (loss)	2,624,986	—	(36,109)	2,588,877
Incentive fees	18,172	—	—	18,172
Total Revenues	3,753,976	—	(76,951)	3,677,025

Expenses:
Compensation and benefits:
Salary, bonus and benefits	355,929	—	—	355,929
Equity-based compensation	109,446	—	—	109,446
Profit sharing expense	1,016,727	—	—	1,016,727
Total compensation and benefits	1,482,102	—	—	1,482,102
Interest expense	69,598	2	13	69,613
General, administrative and other	206,130	9,544	14	215,688
Placement fees	1,128	—	—	1,128
Total Expenses	1,758,958	9,546	27	1,768,531

Other Income:
Net gains (losses) from investment activities	1,268,900	(1,423)	(932)	1,266,545
Net gains from investment activities of consolidated variable interest entities	—	220,058	37,939	257,997
Interest income (loss)	1,826	261	(644)	1,443
Other income (loss), net	(14,969)	(224)	1,974	(13,219)
Total Other Income	1,255,757	218,672	38,337	1,512,766
Income (loss) before income tax provision	3,250,775	209,126	(38,641)	3,421,260
Income tax provision	(13,482)	—	(383,815)	(397,297)
Net Income (Loss)	3,237,293	209,126	(422,456)	3,023,963
Net income attributable to Non-controlling Interests	(1,503,087)	(184,259)	—	(1,687,346)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	1,734,206	24,867	(422,456)	1,336,617
Series A Preferred Stock Dividends	(8,766)	—	—	(8,766)
Series B Preferred Stock Dividends	(9,562)	—	—	(9,562)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$1,715,878	$24,867	$(422,456)	$1,318,289
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.